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                                BAKER & BOTTS
    AUSTIN                          L.L.P.
    HOUSTON                    2001 ROSS AVENUE
    MOSCOW                 DALLAS, TEXAS 75201-2980
   NEW YORK                                            TELEPHONE: (214) 953-6500
WASHINGTON, D.C.                                       FACSIMILE: (214) 953-6503



                                                                   June 27, 1996

MESA Inc.
1400 Williams Square West
5205 North O'Connor Boulevard
Irving, Texas 75039

Ladies and Gentlemen:

                 As set forth in the Registration Statement on Form S-3 (Registration No. 333-03365) (the "Registration Statement"), filed with the Securities and Exchange Commission by MESA Inc., a Texas corporation (the "Company"), under the Securities Act of 1933, as amended, relating to (i) an aggregate of up to 58,750,000 shares (the "Underlying Preferred Shares") of the Company's Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), issuable upon the exercise of transferable rights (the "Rights") to be distributed to holders of the Company's outstanding Common Stock, par value $.01 per share (the "Common Stock"), of record as of the close of business on July 3, 1996 (the "Record Date") and (ii) an aggregate of 58,750,000 shares (the "Underlying Common Shares") of Common Stock issuable upon conversion of the Underlying Preferred Shares, together with a like number of associated rights (the "Rights Plan Rights") issuable under the Rights Agreement (the "Shareholder Rights Plan") dated as of July 6, 1995, as amended to date, between the Company and American Stock Transfer & Trust Company, as rights agent, certain legal matters in connection with such securities are being passed upon for you by us. At your request, this opinion of counsel is being furnished to you for filing as
Exhibit 5 to the Registration Statement. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Registration Statement.

                 As a basis for the opinions hereinafter expressed, we have examined and relied upon, among other items, the original or copies certified to our satisfaction of (i) the Amended and Restated Articles of Incorporation
and Amended and Restated Bylaws of the Company, each as amended to date; (ii)
the originals, or copies certified or otherwise identified to us, of corporate records of the Company, including minute books of the Company, as furnished to us by the Company, and records of the corporate proceedings of the Company with respect to the Rights Offering; (iii) the Registration Statement, including all amendments thereto filed to date and all exhibits thereto; (iv) certificates of public officials and of representatives of the Company; (v) statutes; and (vi) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein. In giving such opinions we have relied upon certificates of officers of the Company with respect to the accuracy of the factual matters contained in such certificates. In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.
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MESA Inc.                           -2-                            June 27, 1996



                 On the basis of the foregoing and such other investigation as we have deemed necessary, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                 1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Texas.

                 2. The Underlying Preferred Shares issuable upon exercise of the Rights, and the Underlying Common Shares and associated Rights Plan Rights issuable upon conversion of such Underlying Preferred Shares, have been duly authorized by all necessary corporate action on the part of the Company.

                 3. Upon (a) the effectiveness of the Registration Statement, (b) the distribution of the Rights as set forth therein and (c) the exercise of the Rights and the issuance and sale of the Underlying Preferred Shares issuable pursuant thereto in accordance with the terms and conditions set forth in the Registration Statement, including the payment in full of the Subscription Price therefor, the Underlying Preferred Shares will have been validly issued, fully paid and nonassessable.

                 4. Upon (a) issuance of the Underlying Common Shares issuable upon conversion of the Underlying Preferred Shares in accordance with the provisions of the Statement of Resolution dated June 26, 1996 establishing the rights and preferences of the Series A Preferred Stock and (b) issuance of the associated Rights Plan Rights in accordance with the terms of the Shareholder Rights Plan, the Underlying Common Shares and the associated Rights Plan Rights will be validly issued, fully paid and non-assessable.

                 Robert L. Stillwell, a partner of this Firm, is member of the Board of Directors of the Company and owns 26,500 shares of Common Stock.

                 The opinions set forth above are limited to matters governed by the laws of the State of Texas, as in effect on the date hereof.

                 We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to our Firm under the caption "Legal Matters" in the Prospectus included in such Registration Statement.

                                        Very truly yours,

                                        BAKER & BOTTS, L.L.P.